Exhibit (a)(13)

                         [EN TETE DE NIKU CORPORATION]


                                  TRADUCTION NON OFFICIELLE - POUR INFORMATION
                                                                    UNIQUEMENT




Le [o] 2003

[Chere Madame / Cher Monsieur],
[Cher salarie detenteur] / [Chere salariee detentrice d'options,]

         Au nom de Niku Corporation (la "Societe"), je vous ecris pour vous faire part des resultats de la recente offre faite par la Societe (l'"Offre") et relative a l'echange d'options octroyees dans le cadre du 2000 Equity Incentive Plan, tel que modifie (le "Equity Incentive Plan"), du 2000 Stock Incentive Plan, (le "2000 Stock Plan") et du 1998 Stock Plan, tel que modifie (le "1998 Stock Plan," et, collectivement avec le Equity Incentive Plan et le 2000 Stock Plan, les "Plans") mis en place par la Societe, dont le prix d'exercice est superieur ou egal a 7,50 $ (apres prise en compte du recent regroupement de nos actions) (les "Options") pour de nouvelles options (les "Nouvelles Options") octroyees dans le cadre du Equity Incentive Plan. Tous les termes commencant par une majuscule et qui ne sont pas definis dans la presente ont le sens qui leur est attribue dans la letter of transmittal (la "Lettre de Transmission") jointe a l'offre d'echange de la Societe en date du 15 avril 2003.

         L'Offre s'est cloturee a minuit, heure de New York, le [o] 2003. Peu apres l'expiration de l'Offre et selon les termes et conditions de celle-ci, la Societe a accepte l'echange d'Options Apportees a l'Offre (Tendered Options) donnant droit a un total de [o] Actions Ordinaires (Common Stock) et a annule l'ensemble de ces Options. En ce qui vous concerne, la Societe a accepte le nombre d'Options Apportees a l'Offre indique dans l'Annexe A a la presente lettre.

         En accord avec les termes et conditions de l'Offre, vous recevrez le nombre d'Options Nouvelles donnant droit, a l'exercice, au nombre d'Actions Ordinaires indique a l'Annexe A a la presente lettre en echange des Options que vous avez apportees a l'Offre et dont l'echange a ete accepte par la Societe. Ce nombre sera ajuste pour prendre en compte toute division d'action, dividende en actions ou evenement similaire.

         En accord avec les termes et conditions de l'Offre, la Societe estime qu'elle vous octroiera les Nouvelle Options le [o] 2003 ou a une date proche, le premier jour ouvrable apres l'expiration d'une periode de 6 mois et un jour a compter de la date a laquelle nous avons l'intention d'annuler toutes les actions apportees a l'Offre. La date precise de cet octroi doit etre determinee discretionnairement par la Societe. Vous recevrez alors, comme cela a ete decrit dans l'Offre d'echange, un nouveau contrat d'option entre vous et la Societe. Le prix d'exercice des Nouvelles Options sera egal a 100 % de la valeur de marche des Actions Ordinaires au jour de l'octroi des Nouvelles Options par la Societe. Cette valeur sera determinee par la moyenne entre le prix du Closing Bid et le prix de demande pour des Actions Ordinaires sur le Nasdaq SmallCap Market a cette date.

         Si vous n'avez pas ete salarie de la Societe ou de l'une de ces filiales jusqu'a la date d'octroi des Nouvelles Options, vous ne recevrez aucune Nouvelle Option en echange de vos Options Apportees a l'Offre.

         Pour toute question concernant vos droits a l'egard de l'octroi de Nouvelles Options, veuillez contacter Eleanor Lacey, par telephone au : +1 707 665 3112, facsimile au : +1 707 665 2234 ou e-mail a l'adresse suivante : elacey@niku.com.

         Je vous prie d'agreer, [Chere Madame / Cher Monsieur], l'expression de mes salutations distinguees.


                                                 ---------------------------
                                                 Joshua Pickus
                                                 Chief Executive Officer

                                                                       Annex A


                            [Name of Option Holder]

                   _________________________________________



----------------------------------------------------------------------------------------------------------------
      Number of Option Shares
        Subject to Tendered              Exercise Price of Tendered Option
    Option Accepted for Exchange               Accepted for Exchange           Date of Acceptance of Tender
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------



Number of Shares Subject to New Option
to be Granted to You: